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Exhibit 10.3

SI INTERNATIONAL, INC.

2001 SERVICE AWARD STOCK OPTION PLAN

ARTICLE 1

Purpose of Plan

        The 2001 Service Award Stock Option Plan (the "Plan") of SI International, Inc. (the "Company"), for employees of the Company and its subsidiaries (the "Company Group"), is intended to advance the best interests of the Company and its stockholders by allowing employees to acquire an ownership interest in the Company and thereby encourage them to remain in the employ of the Company Group and to contribute to its success.

ARTICLE 2

Definitions

        For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

        "Affiliate" shall mean a majority-owned subsidiary, at any tier, of a controlling parent of the Company, other than the Company and its subsidiaries.

        "Applicable Anniversary Date" shall mean the seventh anniversary of the date of grant of an option.

        "Board" shall mean the Board of Directors of the Company.

        "Business Unit Sale" shall mean the sale to an unaffiliated party of a controlling interest in a subsidiary or Affiliate of the Company, or the sale of the assets and business of any division or business unit of the Company, a subsidiary, or an Affiliate of the Company to an unaffiliated party.

        "Change in Control" shall mean a transaction or series of transactions (including by way of merger, consolidation, or sale of stock, but not including a Public Offering) the result of which is that the holders of the Issuer's outstanding voting stock immediately prior to such transaction(s) are after giving effect to such transaction(s) no longer, in the aggregate, the 'beneficial owners' (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Issuer.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

        "Committee" shall mean the Compensation Committee of the Board; provided that the Board may in its discretion, at any time and from time to time, resolve to administer the Plan or to delegate the administration of the Plan to another committee of the Board as contemplated by Section 3.1, in which case the term "Committee" shall mean the Board or such other committee, as the case may be, for all purposes herein.

        "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

        "Company" or "Company Group" shall mean SI International, Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any "subsidiary corporation" of SI International, Inc., as such term is defined in Section 424(f) of the Code.

        "Fair Market Value" of the Common Stock shall be the average, over a period of 21 days consisting of the day as of which Fair Market Value is being determined and the 20 consecutive business days prior to such day, of the average of the closing prices of the sales of such Common Stock on all securities exchanges on which such Common Stock may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization. If at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board, giving due consideration to factors it deems appropriate, including recent financial and operating information of the Company and its subsidiaries, their potential value and future prospects, market and industry factors, as well as the most recent independent valuation of the common stock of the Company. The Board shall cause an independent valuation of the common stock to be conducted and reported to the Board at least annually.

        "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

        "Nonqualified Stock Option" means any stock option other than an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option issued pursuant to the Plan.

        "Participant" shall mean any individual who has completed more than 90 days of service as a full or part-time employee of one or more members of the Company Group.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Public Offering" means an initial underwritten public offering of the common stock of the Company.

        "Qualifying Termination" means a termination of employment due to permanent disability, retirement, death, or as the result of a Business Unit Sale.

        "Triggering Event" means the earliest to occur of: (a) 180 days following the effective date of a Public Offering; (b) the Applicable Anniversary Date of an Option; and (c) the effective date of a Change in Control of the Company

ARTICLE 3

Administration of the Plan

        3.1    Administrator.    The Plan shall be administered by the Committee. The Committee may, to the extent permissible by law, delegate any or all of its authority and responsibilities hereunder to an "Executive Committee" or other committee appointed by the Board, or to such other persons as the Committee or the Board shall deem appropriate. The Committee or the Board may revoke any such delegation at any time in its sole discretion.

        3.2    Powers of the Committee.    Subject to the limitations of the Plan, the Committee shall have the sole and complete authority in its discretion: (i) to select Participants, (ii) to grant Options to Participants in such forms and amounts, and with such terms, as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) to interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons.

        3.3    Administrative Expenses; Indemnification.    All expenses associated with the Committee's administration of the Plan shall be borne by the Company. The members of the Committee shall be indemnified to the fullest extent of the law in accordance with the provisions set forth in the Company's charter and by-laws for all costs and expenses incurred by them in connection with any action, suit or proceeding to which they or any of them may become party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder.

ARTICLE 4

Stock Subject to the Plan

        4.1    Limitation on Aggregate Shares.    Subject to Section 4.2, the number of shares of Common Stock with respect to which Options may be granted under the Plan and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 300,000 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 7.1 below.

        4.2    Reversion of Unused Shares to the Plan.    In the event any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the shares of Common Stock which were subject to such Options shall be returned to the Plan and shall again be available for future distribution hereunder. Shares of Common Stock actually issued under the Plan upon exercise of any Options shall not be returned to the Plan and shall not become available for future distribution hereunder; provided that if shares of Common Stock issued upon exercise of Options are repurchased by the Company at the original exercise price paid for such shares, such shares shall revert to the Plan and shall be available for future issuance hereunder.

        4.3    Source of Shares for Plan.    The 300,000 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE 5

Award of Options

        5.1    Options.    The Committee may grant Options to Participants in accordance with this Article V. Participation in the Plan shall be limited to employees of the Company Group selected by the Committee who qualify as Participants. By accepting any award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee. Incentive Stock Options or Nonqualified Stock Options may be granted to such persons and for such number of shares of Common Stock as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may be). Determinations with respect to grants under the plan shall be made by the Committee under the Plan based upon milestones established by the Committee relating to Participant's time of service as an employee of one or more members of the Company Group. The Committee may amend applicable requirements with respect to time of service of Participants from time to time, and may discontinue or suspend the award of Options pursuant to the Plan at any time. The Committee is specifically authorized to take into account time of service of Participants prior to adoption or commencement of this Plan, and to take into account time of service of Participants with an employer prior to the time that such employer becomes a member of the Company Group. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

        5.2    Nature of Options.    The Committee may from time to time grant to eligible participants Incentive Stock Options or Nonqualified Stock Options; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). The Options granted shall take such form as the Committee shall determine, subject to the terms and conditions set forth herein. It is the Company's intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the Option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such Option otherwise meets the Plan's requirements for Nonqualified Stock Options.

        5.3    Exercise Price.    The price per share deliverable upon the exercise of each Option ("exercise price") shall be established by the Committee, except that the exercise price of any Option may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less that 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, in each case unless otherwise permitted by Section 422 of the Code.

        5.4    Written Agreement.    Each Option granted hereunder to a Participant shall be embodied in a written agreement (an "Option Agreement"), which shall be signed by the Participant and by the chief executive officer of the Company (or another officer of the Company authorized for such purpose by the Committee or the Board) for and in the name and on behalf of the Company, and any shares of Common Stock issued or issuable upon exercise of such Option shall be subject to the terms and conditions set forth in the Plan and to such terms and conditions as are prescribed in the Option Agreement which shall include the number of Options granted, the exercise price, the option term, vesting and forfeiture provisions, nonassignability provisions, restrictions on exercise, together with appropriate representations and warranties and tax provisions, as applicable. The Committee may include such other provisions in the Option Agreement as it shall deem advisable, including, but not limited to holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company.

        5.5    Term of Options.    The term of each Option to its date of expiration shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an Option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted. All rights to purchase Common Stock pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Committee.

        Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an Option only if he or she is, and has continuously since the date the Option was granted, been an employee of one or more members of the Company Group. Prior to the exercise of an Option and delivery of the Common Stock represented thereby, the optionee shall have no rights as a stockholder with respect to any Common Stock covered by such outstanding Option (including any dividend or voting rights), and until such time as the Option has been exercised and shares of common stock have been issued pursuant thereto, the optionee shall not be listed on the books of the Company as the owner of any shares of common stock with respect to such Option.

        5.6    Limitations on Grants.    If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of shares for which an Incentive Stock Option is exercisable by an employee for the first time during any calendar year under all equity incentive plans of the Company and its subsidiaries (as defined in Section 422 of the Code) may not exceed $100,000.

ARTICLE 6

Exercise of Options

        6.1    Conditions and Limitations on Exercisability.    Options granted hereunder shall not be exerciseable in any event prior to the occurrence of a Triggering Event. Subject to the foregoing, Options granted hereunder shall otherwise vest at such time or times at or subsequent to grant as shall be determined by the Committee in its discretion and set forth in the Option Agreement. Options may be made to vest in one or more installments, upon the happening of certain events, upon the passage of time, upon the fulfillment of certain requirements, upon the achievement by the Company of certain performance goals, or subject to such other limitations or conditions, in each case as shall be determined by the Committee in its discretion at the time of grant and set forth in the Option Agreement.

        6.2    Expiration and Termination of Options.

(a)    Normal Expiration.    In no event shall any portion of any Option be exercisable after the date of expiration of the term thereof, as determined pursuant to Section 5.5 above (the "Expiration Date").

(b)    Early Termination upon Termination of Employment Relationship.    Options issued hereunder shall immediately terminate and shall not be exerciseable in the event that the Participant to which the Option has been granted shall no longer be employed by a member of the Company Group at any time prior to the occurrence of a Triggering Event. Following the occurrence of a Triggering Event, except as otherwise provided by the Committee in the Option Agreement, any portion of any of a Participant's Options that are not vested and exercisable on the date such Participant ceases to be so employed (the "Termination Date") shall expire and be forfeited as of such date, and except as otherwise provided herein or in the Option Agreement, any portion of any of a Participant's Options that are vested and exercisable on the Termination Date shall expire and be forfeited 60 days after the Termination Date, but in no event after the Expiration Date.

(c)    Termination upon Change in Control of the Company.    In the event of a Triggering Event that is a Change in Control of the Company, each outstanding Option issued hereunder shall be canceled in exchange for (a) a payment for each vested Option equal to the excess of the per share acquisition price over the exercise price of such vested Option payable in cash or in such other form of non-cash consideration as received by the holders of shares of common stock in the transaction, as determined by the Board, or (b) if determined by the committee, an equivalent option with respect to the common stock of the acquiror.

(d)    Termination in the case of a Qualifying Termination.    If, prior to a Triggering Event, a grantee ceases to be an employee of the Company Group by reason of a Qualifying Termination, all of the grantee's Options shall terminate immediately and in lieu thereof the grantee shall be entitled to receive a cash payment from the Company (the "Option Cash Payment") for each such canceled Option equal to the excess of the most recent board valuation of a share of common stock over the exercise price of the canceled Option.

(e)    Termination Upon Termination of Employment Other than a Qualifying Termination.    If, prior to a Triggering Event, a grantee ceases to be an employee of the Company Group by reason other than a Qualifying Termination, all of the grantee's Options shall terminate immediately and in lieu thereof the grantee shall (if so provided in the applicable Option Agreement and provided further that such employee's employment was not terminated by a member of the Company Group for cause) be entitled to receive an Option Cash Payment for each vested option which has been canceled equal to the excess of the most recent board valuation of a share of common stock over the exercise price of the canceled Option.

(f)    Manner of Making Option Cash Payments.    Option Cash Payments may be: (i) made at the time of termination; (ii) deferred by the Company until the occurrence of a Triggering Event; or (iii) paid in equal cash installments, with the first installment payable on the first anniversary of the effective date of termination of the Option, and the remaining installments payable on the corresponding date in each of the next two years. Payments pursuant to (ii) and (iii) above shall include interest on the unpaid principal computed at the prime rate published in the Wall Street Journal for the first business day of the calendar quarter in which the termination of the Option occurs.

(g)    Termination at the election of the Company.    The Company may terminate any Option issued hereunder, effective on the seventh anniversary of the date of grant of the Option, and before the Option becomes exerciseable, by giving notice to the option holder and making payment to the option holder in an amount equal to the number of shares covered by the Option multiplied by the difference between the Fair Market Value per share, determined as of a date within three months prior to the effective date of the termination, and the exercise price per share specified in the Option.

ARTICLE 7

General Provisions

        7.1    Adjustments.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each Option, and the price per share thereof in each such Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or the payment of a share dividend (but only on the Common Stock). In the event of any merger, consolidation (other than a consolidation of shares covered by previous sentence), reorganization, recapitalization, combination of shares, exchange of shares, change in corporate structure, or other change in the shares of Common Stock, the Committee may in its discretion make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the option exercise prices specified therein as it determines to be appropriate and equitable (and such adjustment shall in no event be considered an amendment or modification of the Plan or any Options hereunder). The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options or authorized under the Plan.

        7.2    Listing, Registration and Compliance with Laws and Regulations.    Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state, federal, or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Board's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal, state, or foreign regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

        Subject to the foregoing, if neither a Public Offering nor a Change of Control nor termination of the Options occurs on or before the seventh anniversary of the first date upon which a Stock Option is issued then the Triggering Event will occur as to that Option on that date and grantee will receive that number of shares of Common Stock subject to the Options (subject to proper exercise by the grantee and payment of the applicable exercise price), with delivery to be made by the Company as soon as reasonably practicable after the effective date of a registration statement filed by the Company on Form S-1 or, if available, Form S-8 (or any successor form) with respect to such shares of Common Stock. The Company, under such circumstances, shall file the applicable Securities Act registration form on or before the occurrence of the Triggering Event upon an Applicable Anniversary Date.

        7.3    Nontransferability.    Options are not negotiable, and may not be sold, given, transferred, assigned, pledged or otherwise hypothecated by the grantee thereof. Any attempted transfer of an Option in violation of these prohibitions shall be void ab initio. Options may be exercised only by the Participant (or his legal guardian or legal representative); provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

        7.4    Retention of Company's Rights.    The Company's adoption of this Plan and its issuance of Options to the Participants hereunder shall not interfere with or limit in any way the right of any member of the Company Group to terminate any Participant's employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of any member of the Company Group for any period of time or to continue his present (or any other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

        7.5    Amendment, Suspension and Termination of Plan.    The date of commencement of the Plan shall be March 1, 2001, subject to approval by the shareholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on February 28, 2011. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her consent, under any grant of Options under the Plan.

        7.6    Amendment, Modification and Cancellation of Outstanding Options.    The Board may amend or modify any Option in any manner to the extent that the Board would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of a majority (based on the number of Option Shares (as defined in the Option Agreements) held) of the Participants whose Options are so amended. With the Participant's consent, the Committee may cancel any Option and issue a new Option to such Participant.

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SI INTERNATIONAL, INC. 2001 SERVICE AWARD STOCK OPTION PLAN
ARTICLE 1 Purpose of Plan
ARTICLE 2 Definitions
ARTICLE 3 Administration of the Plan
ARTICLE 4 Stock Subject to the Plan
ARTICLE 5 Award of Options
ARTICLE 6 Exercise of Options
ARTICLE 7 General Provisions